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                                                                    Exhibit 21.1

SUBSIDIARIES OF REGISTRANT
--------------------------
                                                 State of        Doing
Name                                           Incorporation  Business As
----                                           -------------  -----------

New World Television Incorporated              Delaware
NW Management Incorporated                     Delaware
NW Programs Incorporated                       Delaware
SCI Subsidiary Corporation                     Delaware
SCI Sub I Incorporated                         Delaware

New World Communications of Milwaukee, Inc.    Delaware       WITI-TV
New World Communications of Ohio, Inc.         Delaware       WJW-TV
New World Communications of Detroit, Inc.      Delaware       WJBK-TV
New World Communications of Atlanta, Inc.      Delaware       WAGA-TV
New World Communications of Tampa, Inc.        Delaware       WTVT-TV
NW Communications of San Diego, Inc.           Delaware

KNSD License, Inc.                             Delaware
WAGA License, Inc.                             Delaware
WITI License, Inc.                             Delaware
WJBK License, Inc.                             Delaware
WJW License, Inc.                              Delaware
TVT License, Inc.                              Delaware